March 7, 2003

Board of Directors
Frankfort First Bancorp, Inc.
216 West Main Street
Frankfort, Kentucky 40602-0535

         Re: Frankfort First Bancorp, Inc./First Federal Savings Bank Junior Officer Recognition Plan
                  Registration Statement on Form S-8
                  --------------------------------------------------------

Gentlemen:

     We have acted as counsel to and for Frankfort First Bancorp, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, 8,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock") issuable under the Frankfort First Bancorp, Inc./First Federal Savings Bank Junior Officer Recognition Plan (the "Plan").

     In our capacity as counsel, we have been requested to render the opinion set forth in this letter and, in connection therewith, we have reviewed the following documents: (i) the Registration Statement; (ii) the Plan; (iii) the Company's Certificate of Incorporation and Bylaws; (iv) certain minutes of meetings or unanimous consents of the Board of Directors of the Company; and (v) a certificate of the President and Secretary of the Company dated March 4, 2003 certifying to the truth and correctness of (ii), (iii) and (iv).

     In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies.

     The law covered by the opinion expressed herein is limited to the Delaware General Corporation Law as compiled in Volume 3 of Prentice-Hall Law and Business Corporation Statutes without regard to case law.

     This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

     Based upon, and subject to, the foregoing, we are of the opinion that the Shares when issued pursuant to and in accordance with the Plan will be legally issued, fully paid and nonassessable.

Board of Directors
Frankfort First Bancorp, Inc.
March 7, 2003
Page 2


     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and we further consent to the reference to our firm under the caption "Legal Opinion" in the prospectus for the Plan dated March 6, 2003 to which the Registration Statement relates (the "Prospectus") and to any reference to our firm in the Prospectus as legal counsel who have passed upon the legality of the securities offered thereby.

                               Very truly yours,

                               STRADLEY RONON STEVENS & YOUNG, LLP


                               By:/s/ Gary R. Bronstein
                                  -------------------------------------------
                                  Gary R. Bronstein, A Partner